Exhibit 99

            Siemens/Norstan Used Equipment Alliance Ends;
    Norstan to Continue Buying and Selling Siemens Used Equipment

    MINNEAPOLIS--(BUSINESS WIRE)--July 22, 2004--Norstan, Inc. (Nasdaq:NRRD), a leading provider of communications solutions and services, announced today that Siemens Information and Communication Networks, Inc. (Siemens), has elected to end its alliance with Norstan Communications, Inc., in the used equipment business effective at the expiration of the current agreement, July 31, 2004. Under the current agreement Norstan managed the acquisition, marketing, refurbishment and resale of Siemens certified used telephony equipment, becoming the largest supplier of Siemens and ROLM refurbished equipment.
    Effective August 1, 2004, Norstan will continue offering customers refurbished Siemens telephony equipment, in addition to new and used audio and video conferencing systems, wireless solutions, call center accessories, components, desktop products, and services under the name Norstan Resale Services Group (NRSG).
    In fiscal 1988, Norstan established its first used equipment business unit targeting the secondary market, Previously Owned Equipment, selling used ROLM products. That same year, Norstan Repair Center was launched to repair and refurbish printed circuit boards and digital phones. Norstan's used equipment business unit became ROLM's agent for the refurbishment and sale of used equipment in the U.S. in fiscal 1991, forming ROLM Resale Services, and continued in the alliance with Siemens through the current agreement period.
    "Regardless of our name, our commitment to customer service will not change," said Roger Van Beusekom, senior vice president of Resale Services at Norstan. "Customers can rest assured that Norstan Resale Services Group will continue offering the highest quality voice and data products and services that we've provided for the past 16 years."
    Following the expiration of the alliance, NRSG will buy and sell used Siemens equipment to refurbish and offer to the secondary market, primarily in the U.S. and Canada. In addition to refurbished Siemens telephony equipment, NRSG will continue offering new and used telecommunications equipment from other manufacturers, including ClearOne, Kentrox, Plantronics, Polycom and SpectraLink.
    "Although the roles of Norstan Resale Services and Siemens are changing in the refurbished equipment business, it is too early to predict how the change will affect NRSG's financial performance," said Scott G. Christian, Norstan's president and chief executive officer. "While we will now compete directly with Siemens in the resale business, we believe there are opportunities for us to expand the products we will provide and we will be focusing our efforts to further build our brand in the resale marketplace."
    The expiration of the resale alliance does not affect Norstan Communication's ongoing distribution agreement with Siemens. Norstan has been a distributor of new Siemens communications equipment since 1976 and is currently Siemens' largest independent distributor in the U.S. and Canada. Siemens recently awarded Norstan the Sales Pinnacle Award as the top revenue producing enterprise partner for fiscal 2003-2004.
    "Norstan became a Siemens/ROLM distributor nearly 30 years ago," Christian said. "Siemens is a valued partner to us. Our customers have and will continue to benefit from the Siemens solutions and services Norstan offers them to meet their communications needs."

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) is a full-service communications solutions and services company delivering voice and data technologies and services, and remanufactured equipment to corporate end-users, channel partners and public sector companies. Norstan also offers a full range of technologies for customer contact solutions, voice and convergence, messaging, infrastructure, conferencing and mobility. Norstan has offices throughout the United States and Canada. To learn more, visit the Norstan website at www.norstan.com.

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing and margins, labor costs, industry regulation, management of growth, integration of acquisitions, funding and sourcing of adequate inventory, access to adequate financing and other factors set forth in cautionary statements included in Norstan's Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission from time to time. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.

    SEC Form 8-K

    Concurrent with this news release, Norstan filed a Form 8-K with the Securities and Exchange Commission (SEC) as required by Item 9 of the instructions to Form 8-K. This Form 8-K is available on Norstan's Investor Relations web site (www.norstan.com) and on the SEC's web site (www.sec.gov).

    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.

    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com